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                                                               EXHIBIT C

                               AFFILIATE AGREEMENT

                                                               October 10, 1997

ATMI, Inc.
7 Commerce Drive
Danbury, CT 06810


Ladies and Gentlemen:

         This Affiliate Agreement is being entered into pursuant to the terms and conditions of that certain Agreement and Plan of Merger and Exchange dated as of the 7th day of April, 1997 (the "Exchange Agreement"), by and among Advanced Technology Materials, Inc, a Delaware corporation ("ATMI"), ATMI Holdings, Inc. (n/k/a ATMI, Inc.), a Delaware corporation ("Holdings"), Alamo Merger, Inc., a Delaware corporation, Advanced Delivery & Chemical Systems Nevada, Inc., a Nevada corporation, Advanced Delivery & Chemical Systems Manager, Inc., a Delaware corporation, Advanced Delivery & Chemical Systems Holdings, LLC, a Delaware limited liability company, Advanced Delivery & Chemical Systems Operating, LLC, a Delaware limited liability company and Advanced Delivery & Chemical Systems, Ltd., a Texas limited partnership. Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Exchange Agreement.

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of the ADCS Group and may be deemed to be an "affiliate" of Holdings, as the term "affiliate" is (i) defined under Rule 144 ("Rule 144") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended. The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by the ATMI Group, the ADCS Group, the ADCS Holders and their respective counsel and accountants.

         The undersigned represents and warrants to and agrees that:

         1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform his or its obligations hereunder.


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         2. The undersigned has carefully read this letter and the Exchange
Agreement and all schedules and exhibits thereto and discussed the requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Holdings Common Stock to the extent the undersigned has felt necessary with his or its counsel, counsel to the ATMI Group or counsel to the ADCS Group.

         3. The undersigned shall not make any sale, transfer or other disposition of Holdings Common Stock in violation of the Act or the Rules and Regulations.

         4. The undersigned has been advised that the issuance of shares of Holdings Common Stock to the undersigned in connection with the Exchange has been registered with the SEC under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since the undersigned may be deemed to be an affiliate of the ADCS Group and the distribution by the undersigned of any Holdings Common Stock received in the Exchange has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Holdings Common Stock issued to the undersigned in the Exchange unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements, to the extent applicable, of Rule 145 ("Rule 145") of the Rules and Regulations under the Act and of Rule 144, or (iii) in the opinion of counsel reasonably acceptable to Holdings, such sale, transfer or other disposition is otherwise exempt from registration under the Act. The undersigned hereby agrees to comply with such requirements.

         5. From and after the Closing Date and for so long as and to the extent necessary to permit the undersigned to sell any shares of Holdings Common Stock pursuant to the applicable provisions of Rule 145 and Rule 144, Holdings shall use best efforts to file, on a timely basis, all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or, if applicable, Holdings will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), and, so long as Holdings is subject to such requirement, furnish to the undersigned upon request a written statement as to whether Holdings has complied with such reporting requirements during the twelve (12) months preceding any proposed sale under Rule 145 or Rule 144 and otherwise use its best efforts to permit such sales pursuant to Rule 145 or Rule 144. ATMI has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Exchange Act during the twelve (12) months preceding the date hereof.

         6. Stop transfer instructions will be given to Holdings' transfer agent with respect to the Holdings Common Stock received in the Exchange, and there will be placed on the certificates for such Holdings Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH

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                  THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE TERMS
                  OF THAT CERTAIN AFFILIATE AGREEMENT DATED OCTOBER 10, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND ATMI, INC., A COPY OF WHICH AFFILIATE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ATMI, INC. ATMI, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

         7. Unless the transfer by the undersigned of his or its Holdings Common Stock has been registered under the Act or is a sale made in conformity with the applicable provisions of Rule 145 or Rule 144, Holdings reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         8. The legends set forth in paragraphs 6 and 7 above shall be removed and any stop transfer instructions terminated upon delivery of substitute certificates without such legend if the undersigned shall have delivered to Holdings a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Holdings, to the effect that such legend is not required for purposes of the Act.

         9. The undersigned is, as of the Closing, the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Holdings Common Stock and options to purchase shares of Holdings Common Stock indicated on the last page hereof. Except as set forth on the last page hereof, the undersigned does not own beneficially any shares of Holdings Common Stock or any other equity securities of Holdings or any options, warrants or other rights to acquire any equity securities of Holdings.


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         10. The undersigned agrees that during the period commencing on the date hereof and ending at such time as financial results covering at least thirty (30) days of combined results of operations of the ADCS Group and the ATMI Group have been published by Holdings, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, he or it will not engage in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to, or enter into any similar transaction intended to reduce the risk of the undersigned's ownership of, or investment in, any of the following:

                  (a) any shares of Holdings Common Stock which the undersigned may acquire in connection with the Exchange, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities; or

                  (b) any other shares of Holdings Common Stock or other Holdings equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement;

provided that the foregoing shall not be deemed to limit the undersigned's right to exercise any conversion, liquidation preference or similar rights that the undersigned may have pursuant to Holdings' Certificate of Incorporation.

         11. Holdings agrees to publish, as promptly as practicable following the Reorganization, financial results covering at least thirty (30) days of combined operations of the ADCS Group and the ATMI Group in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Holdings, the ATMI Group and the ADCS Group; provided, however, that Holdings shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Holdings.

         12. This Affiliate Agreement may not be amended or waived other than by a writing signed by the undersigned and Holdings.

         13. In the event they were to become available, the undersigned will not exercise dissenters' rights in connection with the Merger or the Exchange.

         14. The undersigned has no present plan or intention to engage in a direct or indirect sale, exchange, transfer, redemption, disposition or conveyance or any other transaction that would have the effect of reducing in any way the undersigned's risk of ownership by short sale or otherwise

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including, but not limited to, distributions by a partnership to its partners and by a corporation to its stockholders, of the shares of Holdings Common Stock to be received by the undersigned in the Exchange, but without prejudice to his or its right to sell into the public market consistent with ordinary investment discretion based upon future circumstances of Holdings and the undersigned. The undersigned acknowledges that the undersigned is giving this representation and covenant to enable Ernst & Young LLP to opine that the Exchange constitutes a tax-free transaction under Section 351 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true.

         15. The undersigned is not aware of, or participating in, any plan of any other stockholder of the Company to engage in a sale of shares of Holdings Common Stock that will be received in the Exchange or otherwise.

         16. Notices to the undersigned or Holdings hereunder shall be given in the manner set forth in the Registration Rights Agreement. Any waiver, amendment or modification of this Agreement shall be made in the manner set forth in the Registration Rights Agreement.

                            [signature page follows]


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                    NUMBER OF SHARES OF HOLDINGS COMMON STOCK
                 BENEFICIALLY OWNED BY THE SIGNING STOCKHOLDER:

                                    3,741,305


                    NUMBER OF SHARES OF HOLDINGS COMMON STOCK
                               SUBJECT TO OPTIONS
                 BENEFICIALLY OWNED BY THE SIGNING STOCKHOLDER:


                                ----------------






                                     Very truly yours,


                                     Stephen H. Siegele
                                     ------------------
                                     (print name of stockholder above)


                                     By:   /s/     Stephen H. Siegele
                                        -----------------------------
                                         Name: Stephen H. Siegele
                                         Title:
                                         (if applicable)


Accepted this 10th day of
October, 1997

ATMI, Inc.


By:   /s/      E. G. Banucci
   -------------------------
     Name: E. G. Banucci
     Title:   President


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                                 ADCS AFFILIATES

                                                          SHARES OF HOLDINGS
NAME                                                         COMMON STOCK
----                                                      BENEFICIALLY OWNED
                                                          ------------------
Stephen H. Siegele                                            3,741,305
F. H. S. Investments, Ltd.                                      626,534
Frederick H. Siegele                                                  0
Bernard McKeown                                                 626,534
Frederick J. Siegele                                            179,009
Robert M. Jackson                                                89,504
Curtis D. Logan                                                       0